Exhibit (a)(3)

Notice of Guaranteed Delivery

for

Tender of Shares of Common Stock

(Including the Associated Series C Junior

Participating Preferred Stock Purchase Rights)

of

CTI MOLECULAR IMAGING, INC.

to

MI MERGER CO.

a wholly owned subsidiary of

SIEMENS MEDICAL SOLUTIONS USA, INC.

an indirect wholly owned subsidiary of

SIEMENS AKTIENGESELLSCHAFT

(Not to be used for Signature Guarantees)

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (defined below) (i) if certificates (“Share Certificates”), evidencing shares of common stock, par value $0.01 per share, including the associated Series C Junior Participating Preferred Stock Purchase Rights issued pursuant to the Shareholder Protection Rights Agreement, dated as of May 21, 2002, between the Company (defined below) and SunTrust Bank, as rights agent (together, the “Shares”), of CTI Molecular Imaging, Inc., a Delaware corporation (the “Company”), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Mellon Investor Services LLC, as Depositary (the “Depositary”), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

MELLON INVESTOR SERVICES LLC

By Mail:	By Courier:	By Hand:
Mellon Investor Services LLC Corporate Actions Department P.O. Box 3301 South Hackensack, NJ 07606	Mellon Investor Services LLC Corporate Actions Department 85 Challenger Road Overpeck Center Ridgefield Park, N.J. 07660	Mellon Investor Services LLC 120 Broadway, 13th Floor New York, NY 10271 Attention: Corporate Actions Department

For Notice of Guaranteed Delivery

(for Eligible Institutions only)

By Facsimile Transmission:

(201) 296-4293

To Confirm Facsimile

Transmission Only:

(201) 296-4860

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to MI Merger Co., a Delaware corporation and a wholly owned subsidiary of Siemens Medical Solutions USA, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Siemens Aktiengesellschaft, a corporation organized under the laws of the Federal Republic of Germany, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 1, 2005 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the “Offer”), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares: Share Certificate Nos. (If Available): ☐ Check this box if Shares will be delivered by book-entry transfer: Book-Entry Transfer Facility Account No.:	(Signature(s) of Holder(s)) Dated: , 2005 (Please Type or Print) (Address) (Zip Code) (Daytime Area Code and Telephone No.)

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a participant in the Security Transfer Agents Medallion Program or an “eligible guarantor institution,” as such term is defined in Rule 17 Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary’s account at The Depositary Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, confirmation of the book-entry transfer of such Shares in the Depositary’s account at The Depositary Trust Company, together with an Agent’s Message (as defined in the Offer to Purchase), in each case together with any other documents required by the Letter of Transmittal, within three Nasdaq National Market (“Nasdaq”) trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: Address: (Zip Code) Area Code and Tel. No.:	(Authorized Signature) Name: (Please Type or Print) Title: Dated: , 2005

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE DEPOSITARY WITHIN THREE NASDAQ TRADING DAYS AFTER THE EXPIRATION DATE.